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EXHIBIT 99.1

[USA INTERACTIVE LOGO]                [TICKETMASTER LOGO]

*SEE IMPORTANT NOTES AT END OF RELEASE

USA INTERACTIVE AND TICKETMASTER
ANNOUNCE MERGER AGREEMENT

USA ending processes to acquire 100% of Expedia and Hotels.com

New York, NY and Los Angeles, CA—October 10, 2002—USA Interactive (Nasdaq: USAI) and Ticketmaster (Nasdaq: TMCS) announced today that they have entered into an agreement by which Ticketmaster would be merged with USA. The agreement followed the unanimous recommendation of an independent Special Committee of the Ticketmaster Board. USA, which is now the controlling shareholder and majority owner of Ticketmaster, would acquire all Ticketmaster shares that it does not presently own in a tax-free transaction.

Under the agreement, Ticketmaster shareholders would receive 0.935 of a share of USA common stock for each share of Ticketmaster common stock that they own. Based on the closing prices on October 9, this transaction values each outstanding share of Ticketmaster at $15.17. This reflects a premium of 19.8% based on the 20-day average of the ratios of Ticketmaster to USA stock prices leading up to the last trading date before USA announced on June 3 its intention to commence an exchange offer; and a premium of 19.2% based on the 20-day average of the ratios of Ticketmaster to USA stock prices leading up to the close of the market on October 9. USA would issue to Ticketmaster public shareholders approximately 45.1 million shares upon the closing of the transaction, which is anticipated by the end of the year.

USA Interactive also announced today that it is ending the ongoing processes to acquire all of the publicly held shares of Expedia, Inc. and Hotels.com that it does not now own. Those processes began in connection with USA's announcement on June 3 that it intended to commence exchange offers or pursue transactions to acquire all of the publicly held shares of Expedia and Hotels.com, as well as Ticketmaster.

Barry Diller, Chairman and Chief Executive Officer of USA Interactive, said: "When we began the process four months ago, we had said our goal was to simplify our capital structure and consolidate our business operations...bringing Ticketmaster, Match.com and Citysearch fully into USA is a productive step in that direction. While we would have liked to reach the same result with Expedia and Hotels.com, and have had collegial and positive discussions with each of their Special Committees, we are convinced no transaction will be consummated at this time. We remain committed to the principle of simplification, but we believe it's in everyone's best interest to end the formal process and get on with operating the businesses without distraction. No one, however, should mistake our actions as any lessening of enthusiasm in Travel as a key part of our future—notwithstanding today's unstable international climate—our faith in the growth of interactive travel services over the long term is complete.

"Over the next months, as we bring the Ticketmaster companies fully into USA, we plan to appoint senior executives at USA to oversee the three principal areas of our Company: Travel, Information and Services, and Electronic Retailing. We have 10 operating units overall, including 4 travel related services. As the controlling shareholder of these businesses we intend to do everything we can to provide for closer coordination and cooperation between them so that each of these businesses can grow dramatically without being impeded by a less than cohesive ownership structure (of course respecting the minority shareholders of each entity).

"As to the senior management of Ticketmaster, we have complete confidence in Terry Barnes and John Pleasants, and commensurate senior roles for both are very much in our plans for the merged company."

Alan Spoon, Chairman of the Special Committee of the Ticketmaster Board, said: "We are enthusiastic about the transaction and the value created for our minority shareholders."

USA currently owns approximately 66.5% of the outstanding Ticketmaster stock and controls approximately 93% of the combined voting power of the outstanding shares of Ticketmaster common stock. An Information Statement will be mailed to Ticketmaster shareholders, and the transaction, which is subject to customary conditions, is expected to be completed in the fourth quarter of 2002.

About USA Interactive
USA Interactive (Nasdaq: USAI), via the Internet, the television and the telephone, engages worldwide in the business of interactivity across electronic retailing, travel services, ticketing services, personals services, local information services and teleservices. USA is comprised of HSN; Expedia, Inc. (Nasdaq: EXPE); Hotels.com (Nasdaq: ROOM); Interval International; TV Travel Group; Ticketmaster (Nasdaq: TMCS), which operates Match.com and Citysearch; Precision Response Corporation; Electronic Commerce Solutions; and Styleclick, Inc. (OTCBB: IBUYA).

About Ticketmaster
Ticketmaster (NASDAQ: TMCS), the world's leading ticketing and access company, sold 86.7 million tickets in 2001 valued at more than $3.6 billion, through approximately 3,300 retail Ticket Center outlets; 20 worldwide telephone call centers; and ticketmaster.com. Ticketmaster serves more than 7,000 clients worldwide and acts as the exclusive ticketing service for hundreds of leading arenas, stadiums, performing arts venues, and theaters and is the official ticketing provider and supporter of the Athens 2004 Olympic Games. The Company also operates Match.com, a leading subscription-based online dating site, Citysearch, a leading online local network enabling people to get the most out of their city, and ReserveAmerica, the number one access point for outdoor recreation. Headquartered in Los Angeles, California, Ticketmaster is majority owned by USA Interactive (NASDAQ: USAI).

SAFE HARBOR STATEMENT UNDER
THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements relating to our anticipated financial performance, business prospects, new developments, new merchandising strategies and similar matters, and/or statements preceded by, followed by or that include the words "believes," "could," "expects," "anticipates," "estimates," "intends," "plans," "projects," "seeks," or similar expressions. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions that could have a material adverse effect on the proposed transaction between USA and Ticketmaster and/or on our businesses, financial condition or results of operations. You should understand that the following important factors could affect our future results and could cause those results to differ materially from those expressed in the forward-looking statements: (1) the risk that USA's and Ticketmaster's businesses will not be integrated successfully; (2) costs related to the proposed transaction; (3) material adverse changes in economic conditions generally or in our markets or industries; (4) future regulatory and legislative actions and conditions affecting our operating areas; (5) competition from others; (6) successful integration of our divisions' management structures; (7) product demand and market acceptance; (8) the ability to protect proprietary information and technology or to obtain necessary licenses on commercially reasonable terms; (9) the ability to expand into and successfully operate in foreign markets; and (10) obtaining and retaining skilled workers and key executives. In addition, investors should consider the other information contained in or incorporated by reference into USA's and Ticketmaster's filings with the U.S. Securities and Exchange Commission (the "SEC"), including their Annual Reports on Form 10-K for the fiscal year ended 2001, especially in the Management's Discussion and Analysis section, their most recent Quarterly Reports on Form 10-Q and their Current Reports on Form 8-K. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release.

We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed transaction with Ticketmaster, USA will file a registration statement with a prospectus, which also will contain an information statement of Ticketmaster, with the SEC. Investors and security holders are advised to read the prospectus and information statement carefully when they become available before making any investment decision, because they will contain important information. Investors and security holders may obtain free copies of the prospectus and information statement, once available, and other documents filed by USA and Ticketmaster with the SEC, at the SEC's web site at www.sec.gov. Free copies of the prospectus and information statement, once available, and other filings made by USA or Ticketmaster with the SEC, may also be obtained from USA by directing a request to USA Interactive, 152 West 57th Street, New York, New York 10019, Attention: Investor Relations.

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Contacts:
Ron Sato, USA Interactive Corporate Communications, 212/314-7254;
Roger Clark/Lauren Rosenfield, USA Interactive Investor Relations, 212/314-7400;
Kandus Simpson, Ticketmaster, 213/639-8821

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  EXHIBIT 99.1
USA INTERACTIVE AND TICKETMASTER ANNOUNCE MERGER AGREEMENT